Exhibit 10.3

ADVISORY AGREEMENT

BYRNA TECHNOLOGIES, INC.

Effective Date: March 2, 2026

This Advisory Agreement (the "Agreement") is made as of February 26, 2026, by and between Byrna Technologies, Inc. (the "Company"), a Delaware corporation, and Bryan Ganz ("Advisor"). The Company and Advisor are each referred to herein individually as a "Party" and together as the "Parties."

WHEREAS, the Company wishes to retain Advisor to provide, on an independent contractor basis, certain services described below, and Advisor desires to perform such services, on an independent contractor basis, for the Company, pursuant to the terms and conditions hereinafter set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1.         Scope of Services; Duties. During the Term (as defined below), the Company hereby engages Advisor to provide the Chief Executive Officer, as requested, with information concerning historical matters and decisions as well as institutional information regarding Byrna. This will include review of past decisions, evaluation of employees, discussion of strategic initiatives, and review of results during the time during which the Advisor was the CEO of Byrna. The Advisor shall also provide introductions to investors, employees, vendors and partners. The Advisor shall specifically not be provided with new non-public material information nor be asked to opine on strategic initiatives that were not contemplated at the time of the Advisor's retirement as CEO. During the Term, Advisor shall (a) render the Services ethically, conscientiously and in a professional and workmanlike manner in accordance with industry standards and devote his best efforts and abilities thereto; and (b) observe all policies in place from time to time by the Company for independent contractors.

2.         Term. The term of this Agreement, and the period during which Advisor will provide Services to the Company hereunder, shall commence on the Effective Date and shall continue in effect for thirty (30) days from the Effective Date of this Agreement (the "Initial Term"), unless earlier terminated in accordance with Section 1 1 of this Agreement. Client may extend the Initial Term for a maximum of five (5) months (the "Additional Term," and together with the Initial Term, the "Term").

3.         Compensation.

(a)         During the Term, and as complete compensation to Advisor for his performance of the Services under this Agreement, Advisor will be paid as follows:

(i) Client will pay Advisor compensation of $41,250 for Services rendered pursuant to this Agreement as Advisor's sole compensation for the Services for the Initial Term. (ii) Advisor will perform the Services during the Additional Term for no additional compensation.

(b)         Advisor's compensation shall be payable without deduction for federal income, social security or state or local income taxes. The compensation shall not be a salary and includes Advisor's overhead and profit and any and all federal, state and local taxes that may be applicable to the Services. Advisor shall bear sole responsibility for payment of any federal, state and local income tax withholding, social security taxes, workers' compensation coverage, unemployment insurance, liability insurance, health and disability insurance, retirement benefits or other welfare or pension benefits, and any other payments and expenses for Advisor as required by law. The Company will not prepare a Form W-2 for Advisor, but will provide Advisor with a Form 1099, if required by law. Advisor hereby indemnifies, defends and holds harmless the Company and the other Indemnified Parties (as defined below) from and against any and all claims in the event of Advisor's failure, or any alleged failure, to do so.

(c)         Upon the conclusion of the Initial Term, the Company shall promptly pay Advisor all compensation due and owing to Advisor pursuant to Section 3(a)(i). In no event shall the Company be obligated to make any further payment to Advisor under this Agreement.

4.         Expenses. Unless the Parties otherwise agree in writing, Advisor agrees that as an independent contractor all costs and expenses incurred by Advisor in connection with the performance of the Services shall be borne solely and exclusively by Advisor except for any travel expenses necessary to perform the duties requested by the CEO. Such travel expenses shall be reimbursed in the same manner that the Advisor was reimbursed when he was acting as CEO.

5.         Representations and Warranties. Advisor represents and warrants that: (a) the Services will be performed in a professional manner; and (b) Advisor will comply with all applicable federal, state and local laws governing self-employed individuals, including laws requiring the payment of taxes, such as income and employment taxes, and social security, disability and other contributions.

6.         Independent Contractor Relationship; Compliance with Laws. It is expressly understood and agreed between the Parties that Advisor's relationship with Client is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship between Client and any of Advisor's personnel, employees or agents. Advisor is not authorized to make any representation, contract or commitment on behalf of Client. Neither Advisor nor the Company shall represent directly or indirectly that Advisor is an agent, employee or legal representative of the Company. Advisor will not be entitled to any of the benefits that Client may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits. Because Advisor is an independent contractor, Client will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain workers' compensation insurance on behalf of Advisor. Advisor is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of Services and receipt of fees under this Agreement. Advisor is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing Services under this Agreement. No part of Advisor's compensation will be subject to withholding by Client for the payment of any social security, federal, state or any other employee payroll taxes. Client will regularly report amounts paid to Advisor by filing Form 1099-MISC with the Internal Revenue Service as required by law. If, notwithstanding the foregoing, Advisor is reclassified as an employee of Client, or any affiliate of Client, by the U.S. Internal Revenue Service, the U.S. Department of Labor, or any other federal or state or foreign agency as the result of any administrative or judicial proceeding, Advisor agrees that Advisor will not, as the result of such reclassification, be entitled to or eligible for, on either a prospective or retrospective basis, any employee benefits under any plans or programs established or maintained by Client.

7. Confidential Information. During the term of this Agreement and thereafter Advisor (i) will not use or permit the use of Client's Confidential Information in any manner or for any purpose not expressly set forth in this Agreement, (ii) will hold such Confidential Information in confidence and protect it from unauthorized use and disclosure, and (iii) will not disclose such Confidential Information to any third parties except as set forth in this section and in Section 9.1 below. Advisor will protect Client's Confidential Information from unauthorized use, access or disclosure in the same manner as Advisor protects its own confidential information of a similar nature, but in no event will it exercise less than reasonable care. Notwithstanding the foregoing or anything to the contrary in this Agreement or any other agreement between Client and Advisor, nothing in this Agreement shall limit Advisor's right to report possible violations of law or regulation with any federal, state, or local government agency. "Confidential Information" as used in this Agreement means all information disclosed by Client to Advisor, whether during or before the term of this Agreement, that is not generally known in the Client's trade or industry and will include, without limitation: (a) concepts and ideas relating to the development and distribution of content in any medium or to the current, future and proposed products or services of Client or its subsidiaries or affiliates; (b) trade secrets, drawings, inventions, know-how, show-how, theories, technical, operating, marketing, financial or other business information, plans, business and strategies, source codes, computer systems, algorithms, formulae, concepts, creations, costs, plans, materials, enhancements, software programs, and software source documents; (c) information regarding plans for research, development, new service offerings or products, marketing and selling, business plans, business forecasts, models and systems, sales and pricing techniques, records, files, memoranda, budgets and unpublished financial statements, licenses and distribution arrangements, prices and costs, suppliers and customers; (d) existence of any business discussions, negotiations or agreements between the Parties; and (e) any information regarding the skills and compensation of employees, contractors or other agents of Client or its subsidiaries or affiliates. Confidential Information also includes proprietary or confidential information of any third party who may disclose such information to Client or Advisor in the course of Client's business. Confidential Information does not include information that (x) is or becomes a part of the public domain through no act or omission of Advisor, (y) is disclosed to Advisor by a third party without restrictions on disclosure, or (z) was in Advisor's lawful possession without obligation of confidentiality prior to the disclosure and was not obtained by Advisor either directly or indirectly from Client. In addition, this section will not be construed to prohibit disclosure of Confidential Information to the extent that such disclosure is required by law or valid order of a court or other governmental authority; provided, however, that Advisor will first have given notice to Client and will have made a reasonable effort to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued. All Confidential Information furnished to Advisor by Client is the sole and exclusive property of Client or its suppliers or customers. Upon request by Client, Advisor agrees to promptly deliver to Client the original and any copies of the Confidential Information. Notwithstanding the foregoing nondisclosure obligations, pursuant to 18 U.S.C. Section 1833(b), Advisor will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (l) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

7.1 Personal Information. With respect to any Confidential Information that constitutes personal data, personal information, personally identifiable information or similar information under applicable privacy or data security laws (collectively, "Personal Information"), Advisor shall not (i) sell Personal Information or (ii) retain, use or disclose Personal Information for any purpose other than the specific purpose of providing the Services.

(a)         Advisor shall use reasonable security measures appropriate to the nature of any Personal Information in its possession or control to protect the Personal Information from unauthorized access, destruction, use, modification, or disclosure.

(b)         The Parties acknowledge and agree that Advisor's access to Personal Information is not part of the consideration exchanged by the parties in respect of the Agreement.

(c)         If any individual contacts Advisor to make a request pertaining to their Personal Information, Advisor shall promptly forward the request to the Company and shall not respond to the individual except as instructed by Company. Advisor shall promptly take such actions and provide such information as Company may request to help Company fulfill requests of individuals to exercise their rights under the applicable privacy or data security laws, including, without limitation, requests to access, delete, opt-out of the sale of, or receive information about the processing of, Personal Information pertaining to them. Advisor agrees to cooperate with Company to further amend the Agreement as may be necessary to address compliance with applicable privacy or data security laws.

8.         Termination.

(a) The Term of this Agreement, and Advisor's engagement hereunder, may earlier terminate upon the occurrence of one or more of the following events:

(i) By the Company upon not less than ten (10) days' prior written notice of termination to Advisor;

(ii) By Advisor upon not less than ten (10) days' prior written notice of termination to the Company; and

(iii) Immediately upon written notice to Advisor in the event (1) of any breach by Advisor of any of its representations, warranties, covenants or agreements set forth in this Agreement; (2) that any representation, warranty, covenant or agreement made by Advisor in this Agreement was materially false when made; (3) that Advisor has committed any act or omission which involves willful misconduct, material neglect of the Company's business or dishonestly or disloyalty to the Company or any of his employees, officers, directors, contractors, equity holders, members, customers, clients, vendors, suppliers, agents, representatives, advisors, successors or permitted assigns (collectively, "Representatives"); or (4) that Advisor is convicted of a felony or a crime involving moral turpitude.

(b)         Upon termination of this Agreement and Advisor's engagement hereunder, the Company shall have no further obligations to Advisor under this Agreement or otherwise.

9.         No Conflict of Interest. Advisor represents and warrants that Advisor is not party to a contract, agreement, arrangement, understanding, obligation or duty to any other person or entity that would prevent, limit or inhibit Advisor from performing Advisor's obligations to the Company under this Agreement or otherwise complying with any of the terms of this Agreement. Advisor agrees not to use any proprietary or Confidential Information belonging to any other person or entity in performing the Services for the Company pursuant to this Agreement or disclose any proprietary or Confidential Information belonging to any other person or entity to the Company or any of its Representatives.

10.         Exclusivity. Advisor acknowledges that the Company is retaining Advisor on a nonexclusive basis and that Advisor is free to engage in or simultaneously perform services for other clients.

11.         Permitted Conduct. Nothing in this Agreement prohibits or restricts Advisor or the Company from (i) their respective right to disclose relevant and necessary information or documents in any action, investigation, or proceeding relating to this Agreement or as may otherwise be required under Section 9 of this Agreement, or (ii) initiating communications directly with, cooperating with, providing relevant information to, testifying before or otherwise assisting in an investigation or proceeding by the Securities and Exchange Commission, or any other governmental or regulatory body or official(s) or self-regulatory organization regarding a possible violation of law, rule or regulation; provided that, if permitted by applicable law, upon receipt of any subpoena, court order or other legal process compelling the disclosure of any such information or documents, Advisor or his personnel shall give prompt written notice to the Company in accordance with Section 17 to permit the Company to protect its interests in confidentiality to the fullest extent possible.

12.         Binding Effect; Assignment. This Agreement shall be binding on an inure to the benefit of each of the Parties and their respective successors and permitted assigns. Advisor may not assign this Agreement, in whole or in part, or delegate any of its duties or obligations under this Agreement, without the Company's prior written consent.

13.         Notices. All notices, requests, demands and other communications required or permitted hereunder shall be given in writing and shall be deemed to have been duly given (a) on the date delivered if personally delivered, or (b) upon receipt by the receiving Party or any notice sent by registered or certified mail (first-class mail, postage pre-paid, return receipt requested), or overnight courier or similar courier service, in each case addressed to the Company or Advisor, as the case may be, at the respective addresses set forth herein in the preamble to this Agreement (if to the Company, Attention: TJ Kennedy, Board of Directors - 100 Burtt Road, Suite 115, Andover, MA 01810 - tkennedy@byrna.com) or such other address as either Party may in the future specify in writing to the other.

14.         Governing Law; Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to choice of law or conflicts of law rules or provisions. The Parties irrevocably consent and submit to and agree not to contest, the exclusive jurisdiction of the state and federal courts located in the Commonwealth of Massachusetts for the purpose of any Claim relating to or arising out of this Agreement. Each of the Parties irrevocably waives any objection to the venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such Claim brought in any such court has been brought in any inconvenient forum. In any action or proceeding to enforce rights under this Agreement, the prevailing Party shall be entitled to recover their costs and attorneys' fees associated therewith.

15.         Severability. If any one or more of the terms, provisions, covenants or restrictions contained in this Agreement shall be determined by a court of competent jurisdiction to be unlawful, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the Parties will attempt to agree upon a valid, legal and enforceable provision which shall be a reasonable substitute for such invalid and unenforceable provision in light of the tenor of this Agreement, and, upon so agreeing, shall incorporate such substitute provision in this Agreement.

16.         No Waiver. The waiver by the other Party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.

17.         Headings. The Section headings in this Agreement are for the convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

18.         Injunctive Relief for Breach. Advisor's obligations under this Agreement are of a unique character that gives them particular value; breach of any of such obligations will result in irreparable and continuing damage to Client for which there will be no adequate remedy at law; and, in the event of such breach, Client will be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate).

19.         Survival. Notwithstanding anything contained in this Agreement, the provisions of Sections 5-10 and 13-26 of this Agreement, and the respective rights and obligations of the Parties thereunder, and any other terms or provisions of this Agreement which by their nature are intended to or should survive, shall survive any expiration or termination of this Agreement and continue in full force and effect (for the period specified therein, to the extent applicable).

20.         Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

21.         Entire Agreement; Amendment. This Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof, and supersedes and preempts any and all prior or contemporaneous agreements, arrangements or understandings, whether verbal or written, between the Parties with respect to the subject matter hereof, and the Parties acknowledge and agree that this Agreement has been induced by no representations, statements or agreements other than those contained herein. This Agreement may not be amended, changed or modified except by an instrument in writing, signed by the Company and Advisor.

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IN WITNESS WHEREOF, the Parties have executed or caused to be executed this Agreement as of the Effective Date.

COMPANY:

BYRNA TECHNOLOGIES, INC.

By: /s/ Laurilee Kearnes

Email:lkearnes@byrna.com

Address: 100 Bunt Road, Suite 115 Andover, MA

01810

ADVISOR:/s/ Bryna Ganz

Email:bganz@scudderbay.com

Address: 5 Argilla Road

Andover, Massachusetts 01810